UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2016

PARATEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36066	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Park Plaza
Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 807-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Paratek Pharmaceuticals, Inc. (the “Company”) is currently in the process of finalizing its financial results for the fiscal year ended December 31, 2015. Set forth below is a preliminary estimate of the Company's consolidated cash and cash equivalents and outstanding debt balances as of December 31, 2015, based on information currently available as of the date of this report. Management estimates the Company’s consolidated cash and cash equivalents and outstanding debt balances as of December 31, 2015 to be approximately $131.3 million and $19.6 million, respectively. The Company also estimates that it has approximately 17,608,615 shares outstanding as of December 31, 2015. The Company’s actual consolidated cash and cash equivalents balance, outstanding debt balance and shares outstanding as of December 31, 2015 may differ from these estimates due to the completion of the Company’s year-end closing and auditing procedures.

Item 7.01. Regulation FD Disclosure

On January 6, 2016, the Company issued a press release announcing that it projects its Phase 3 clinical trial evaluating omadacycline for the treatment of Acute Bacterial Skin and Skin Structure Infections to report top-line data in mid-2016. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing

Item 9.01. Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARATEK PHARMACEUTICALS, INC.
By:	/s/ Douglas W. Pagán
Douglas W. Pagán Chief Financial Officer

Date: January 6, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Paratek Pharmaceuticals, Inc. on January 6, 2016